October 22, 2007

We are a Cayman Islands specialty property and casualty reinsurer with a differentiated reinsurance and investment strategy

Greenlight Re Vision

Capitalize on inefficiencies in the traditional approach to reinsurance

Generate superior underwriting results

Derive superior returns from both sides of the balance sheet

Maintain a highly skilled and focused team

Align long-term management and shareholder interests

Focus on long-term growth in book value per share

Greenlight Re Model

Disciplined risk selection
process with focus on downside

Fewer, bigger deals that are
important to our clients and us

Focus on deal economics

Opportunistic based on market

Portfolio is sum total of good
opportunities

Small team of highly skilled
generalists

Capital preservation on
investment-by-investment basis

Concentrate on best
investment ideas

Focus on business economics

Bottom-up approach to
investment selection

Portfolio is sum total of good
opportunities

Small team of highly skilled
generalists

Liability

Asset

DELIVER ABOVE-AVERAGE LONG-TERM GROWTH IN BOOK VALUE

A fundamentally different approach to the reinsurance business

Select contracts offering superior economic returns

Focus on underserved markets with unique needs

Highly customized approach

Portfolio of frequency and severity business

Generalist team approach

Service both Global and Cayman Markets

Broker Based Approach

Underwriting Overview

Underwriting Philosophy

Flexibility to capitalize on market dislocations

Each contract stands on its own

Lead underwriter for majority of premium

Long-term growth in book value rather than quarterly earnings

Cradle-to-grave underwriting and administration process

Incorporate risk-aversion in pricing

Organization Chart

Len Goldberg,

CEO

Bart Hedges,

President & CUO

Tim Courtis, CFO

Brendan Barry

SVP

Exec. Trainee

Sherry Diaz

Controller

Kerry Berchem

General Counsel

(Partner, Akin Gump)

Faramarz Romer

Reporting and Compliance

Mandy Vodak-Marotta

Operations Manager

Rene Shortridge

Office Administrator

Isaac Espinoza

Analyst

Claude Wagner

VP

Open

2007/08

James Norris

VP

Open

2008

Progress to Date

Note:

1.    Annualized.

2006

1H2007

Gross Written Premium ($ millions)

74

104

Frequency vs Severity (% of gross premium written)

78/22

62/38

Written Premium/Capital (%)

24

36

1

Combined Ratio (%)

110

94

Highest Line of Business Concentration (%)

78

31

General and Administrative Expenses ($ millions)

9.1

11.8

1

Capital ($ millions)

6